Exhibit 99.1

News Release

Investor Contact:
Kory Arthur
+1 603.766.7401
karthur@spragueenergy.com
Sprague Resources LP Reports Fourth Quarter and Full Year 2017 Results
Partnership issues 2018 Adjusted EBITDA Guidance of $120 to $140 Million
Portsmouth, NH (March 14, 2018) - Sprague Resources LP (“Sprague”) (NYSE: SRLP) today reported its financial results for the fourth quarter and twelve months ended December 31, 2017.
Fourth Quarter 2017 Highlights

•	Net sales were $932.2 million for the fourth quarter of 2017, compared to net sales of $766.8 million for the fourth quarter of 2016.

•	GAAP net loss was $12.9 million for the fourth quarter of 2017, compared to net loss of $1.1 million for the fourth quarter of 2016.

•	Adjusted gross margin(1) was $82.1 million for the fourth quarter of 2017, compared to adjusted gross margin of $69.4 million for the fourth quarter of 2016.

•	Adjusted EBITDA(1) was $41.9 million for the fourth quarter of 2017, compared to adjusted EBITDA of $30.7 million for the fourth quarter of 2016.
Full Year 2017 Highlights

•	Net sales were $2.9 billion in 2017, compared to net sales of $2.4 billion in 2016.

•	GAAP net income was $29.5 million in 2017, compared to net income of $10.2 million in 2016.

•	Adjusted gross margin was $261.7 million in 2017, compared to adjusted gross margin of $259.3 million in 2016.

•	Adjusted EBITDA was $109.2 million in 2017, compared to adjusted EBITDA of $110.2 million in 2016.

(1) Please refer to Reconciliation of Net Income (Loss) to Non-GAAP Measures

"The closing of five acquisitions in the past year provides an expanded platform for growth in 2018 and beyond. Combined with the return of more supportive weather in the first quarter, we're expecting this year's adjusted EBITDA to be in the range of $120 to $140 million," said David Glendon, President and Chief Executive Officer.
Refined Products

•	Volumes in the Refined Products segment increased 1% to 421.7 million gallons in the fourth quarter of 2017, compared to 417.8 million gallons in the fourth quarter of 2016.

•	Adjusted gross margin in the Refined Products segment increased $8.6 million, or 22%, to $47.2 million in the fourth quarter of 2017, compared to $38.5 million in the fourth quarter of 2016.

•	Volumes in the Refined Products segment increased 20.2 million gallons, or 1%, to 1.4 billion gallons in 2017 compared to 2016.

•	Refined Products adjusted gross margin of $142.5 million in 2017, declined nominally compared to $142.6 million in 2016.

“Sprague’s Refined Products adjusted gross margin increased 22% for the quarter, driven by the impact of the recent acquisitions, and the return of cold weather late in the quarter," said Mr. Glendon. “For the year, our adjusted gross margin was flat as the impact from the acquisitions was partially offset by warmer than normal weather and compressed margins in an oversupplied market."
Natural Gas

•	Natural Gas segment volumes increased 2% to 17.2 Bcf in the fourth quarter of 2017, compared to 16.9 Bcf in the fourth quarter of 2016.

•	Natural Gas adjusted gross margin increased $2.0 million, or 11%, to $20.7 million for the fourth quarter of 2017, compared to $18.7 million for the fourth quarter of 2016.

•	Volumes in the Natural Gas segment increased 0.2 Bcf, to 61.9 Bcf in 2017 compared to 2016.

•	Natural Gas adjusted gross margin increased 4% to $65.1 million in 2017, compared to $62.4 million in 2016.

"The Global acquisition was the primary driver of the volume and adjusted gross margin increases over the prior year," said Mr. Glendon.

Materials Handling

•	Materials Handling adjusted gross margin increased by $2.5 million, or 25%, to $12.4 million for the fourth quarter of 2017, compared to $9.9 million for the fourth quarter of 2016.

•	Materials Handling adjusted gross margin increased 2% to $46.5 million in 2017 compared to $45.7 million in 2016.

"Increased asphalt handling, from expansion capex projects at our River Road and Providence terminals, combined with additional feedstock handling activity at Kildair, produced the improvements for the quarter and year," reported Mr. Glendon.
Quarterly Distribution Increase
On January 26, 2018, the Board of Directors of Sprague’s general partner, Sprague Resources GP LLC, announced its eleventh consecutive distribution increase and approved a cash distribution of $0.6375 per unit for the quarter ended December 31, 2017, representing a 2% increase over the distribution declared for the quarter ended September 30, 2017. The distribution was paid on February 12, 2018 to unitholders of record as of the close of business on February 6, 2018.
Sprague Resources LP Schedule K-1s Now Available
Sprague has finalized 2017 tax packages for its unitholders, including Schedule K-1 and made available via Sprague’s website at www.spragueenergy.com under “Investor Relations / K-1 Tax Information”. The tax packages will be mailed by March 14, 2018. For additional information, unitholders may call 855-521-8150 Monday through Friday from 8:00 AM to 5:00 PM CDT, or visit www.taxpackagesupport.com/SRLP.
Financial Results Conference Call
Management will review Sprague’s fourth quarter 2017 financial results in a teleconference call for analysts and investors today, March 14, 2018.

Date and Time:	March 14, 2018 at 1:00 PM ET

Dial-in numbers:	(866) 516-2130 (U.S. and Canada)

(678) 509-7612 (International)

Participation Code:	3095754
The conference call may also be accessed live by a webcast available on the "Investor Relations" page of Sprague's website at www.spragueenergy.com and will be archived on the website for one year.
About Sprague Resources LP
Sprague Resources LP is a master limited partnership engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. Sprague also provides storage and handling services for a broad range of materials.

Non-GAAP Financial Measures
EBITDA, adjusted EBITDA and adjusted gross margin are measures not defined by GAAP. Sprague defines EBITDA as net income (loss) before interest, income taxes, depreciation and amortization.
We define adjusted EBITDA as EBITDA increased for unrealized hedging losses and decreased by unrealized hedging gains (in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts), changes in fair value of contingent consideration, the net impact of legislation that reinstated an excise tax credit program available for certain of our biofuel blending activities that had previously expired on December 31, 2016, and commencing in 2017, adjusted for the impact of acquisition related expenses. Accordingly, adjusted EBITDA for periods prior to 2017 have been revised to conform to the 2017 presentation.
We define adjusted gross margin as net sales less cost of products sold (exclusive of depreciation and amortization) decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts. Adjusted gross margin has no impact on reported volumes or net sales.
To manage Sprague's underlying performance, including its physical and derivative positions, management utilizes adjusted gross margin. Adjusted gross margin is also used by external users of our consolidated financial statements to assess our economic results of operations and its commodity market value reporting to lenders. EBITDA and adjusted EBITDA are used as supplemental financial measures by external users of our financial statements, such as investors, trade suppliers, research analysts and commercial banks to assess the financial performance of our assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate sufficient revenue, that when rendered to cash, will be available to pay interest on our indebtedness and make distributions to our equity holders; repeatable operating performance that is not distorted by non-recurring items or market volatility; and, the viability of acquisitions and capital expenditure projects.
Sprague believes that investors benefit from having access to the same financial measures that are used by its management and that these measures are useful to investors because they aid in comparing its operating performance with that of other companies with similar operations. The adjusted EBITDA and adjusted gross margin data presented by Sprague may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of net income to adjusted EBITDA and operating income to adjusted gross margin.
With regard to guidance, reconciliation of non-GAAP adjusted EBITDA to the closest corresponding GAAP measure (expected net income (loss)) is not available without unreasonable efforts on a forward-looking basis due to the inherent difficulty and impracticality of forecasting certain amounts required by GAAP such as unrealized gains and losses on derivative hedges, which can have a significant and potentially unpredictable impact on our future GAAP financial results.
Forward Looking Statements
Any statements in this press release about future expectations, plans and prospects for Sprague Resources LP or about Sprague Resources LP’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements.  These forward-looking statements involve risks and uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Although Sprague believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and involve risks that may affect our business prospects and performance causing actual results to differ from those discussed in the foregoing release.  Such risks and uncertainties include, by way of example and not of limitation: increased competition for our products or services; adverse weather conditions; changes in supply or demand for our products or services; nonperformance by major customers or suppliers; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction and unexpected capital expenditures; our ability to complete organic growth and acquisition projects; our ability to integrate acquired assets; potential labor issues; the legislative or regulatory environment; terminal construction/repair delays; political and economic conditions; and, the impact of security risks including terrorism, international hostilities and cyber-risk. These are not all of the important factors that could cause actual results to differ materially from those expressed in forward looking statements.  Other applicable risks and uncertainties have been described more fully in Sprague’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 14, 2018 and in the Partnership's subsequent Form 10-Q, Form 8-K and other documents filed with the SEC. Sprague undertakes no obligation and does not intend to update any forward-looking statements to reflect new information or future events.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

*****
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Sprague’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Sprague’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.
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(Financial Tables Below)

Sprague Resources LP
Summary Financial Data
Three and Twelve Months Ended December 31, 2017 and 2016

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)
	($ in thousands)
Statement of Operations Data:
Net sales	$932,170	$766,825	$2,854,996	$2,389,998
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	881,928	715,151	2,602,788	2,179,089
Operating expenses	21,660	16,804	72,284	65,882
Selling, general and administrative	24,110	22,158	87,582	84,257
Depreciation and amortization	8,588	5,236	28,125	21,237
Total operating costs and expenses	936,286	759,349	2,790,779	2,350,465
Operating income (loss)	(4,116)	7,476	64,217	39,533
Other (expense) income	(75)	—	108	(114)
Interest income	92	9	339	388
Interest expense	(8,741)	(7,354)	(31,345)	(27,533)
Income (loss) before income taxes	(12,840)	131	33,319	12,274
Income tax (provision) benefit	(54)	(1,247)	(3,822)	(2,108)
Net (loss) income	(12,894)	(1,116)	29,497	10,166
Incentive distributions declared	(1,373)	(598)	(3,993)	(1,742)
Limited partners’ interest in net (loss) income	$(14,267)	$(1,714)	$25,504	$8,424
Net (loss) income per limited partner unit:
Common - basic	$(0.63)	$(0.08)	$1.15	$0.40
Common - diluted	$(0.63)	$(0.08)	$1.13	$0.38
Subordinated - basic and diluted	N/A	$(0.08)	N/A	$0.40
Units used to compute net (loss) income per limited partner unit:
Common - basic	22,551,361	11,239,476	22,208,964	11,202,427
Common - diluted	22,551,361	11,239,476	22,474,872	11,560,617
Subordinated - basic and diluted	N/A	10,071,970	N/A	10,071,970
Distribution declared per unit	$0.6375	$0.5775	$2.4600	$2.2200

Sprague Resources LP
Volume, Net Sales and Adjusted Gross Margin by Segment
Three and Twelve Months Ended December 31, 2017 and 2016

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)
	($ and volumes in thousands)
Volumes:
Refined products (gallons)	421,722	417,816	1,416,240	1,396,080
Natural gas (MMBtus)	17,206	16,933	61,883	61,732
Materials handling (short tons)	487	507	2,366	2,523
Materials handling (gallons)	84,000	41,664	385,896	276,402
Net Sales:
Refined products	$817,511	$657,400	$2,455,577	$1,988,597
Natural gas	96,601	93,747	331,669	334,003
Materials handling	12,395	9,886	46,513	45,734
Other operations	5,663	5,792	21,237	21,664
Total net sales	$932,170	$766,825	$2,854,996	$2,389,998
Reconciliation of Operating Income to Adjusted Gross Margin:
Operating income	$(4,116)	$7,476	$64,217	$39,533
Operating costs and expenses not allocated to operating segments:
Operating expenses	21,660	16,804	72,284	65,882
Selling, general and administrative	24,110	22,158	87,582	84,257
Depreciation and amortization	8,588	5,236	28,125	21,237
Add: unrealized loss on inventory derivatives	15,498	4,712	124	31,304
Add: unrealized (gain) on prepaid forward contract derivatives	(169)	(391)	(1,076)	(1,552)
Add: unrealized loss on natural gas transportation contracts	16,546	13,391	10,441	18,612
Total adjusted gross margin:	$82,117	$69,386	$261,697	$259,273
Adjusted Gross Margin:
Refined products	$47,160	$38,511	$142,467	$142,581
Natural gas	20,705	18,701	65,060	62,435
Materials handling	12,394	9,886	46,512	45,712
Other operations	1,858	2,288	7,658	8,545
Total adjusted gross margin	$82,117	$69,386	$261,697	$259,273

Sprague Resources LP
Reconciliation of Net Income (Loss) to Non-GAAP Measures
Three and Twelve Months Ended December 31, 2017 and 2016

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ in thousands)
Reconciliation of net (loss) income to EBITDA, Adjusted EBITDA and Distributable Cash Flow:
Net (loss) income	$(12,894)	$(1,116)	$29,497	$10,166
Add/(deduct):
Interest expense, net	8,649	7,345	31,006	27,145
Tax provision	54	1,247	3,822	2,108
Depreciation and amortization	8,588	5,236	28,125	21,237
EBITDA	$4,397	$12,712	$92,450	$60,656
Add: unrealized loss on inventory derivatives	15,498	4,712	124	31,304
Add: unrealized (gain) on prepaid forward contract derivatives	(169)	(391)	(1,076)	(1,552)
Add: unrealized loss on natural gas transportation contracts	16,546	13,391	10,441	18,612
Add: biofuel tax credit	4,022	—	4,022	—
Add: acquisition related expenses (1)	1,331	226	3,038	1,177
Other adjustments	231	—	231	—
Adjusted EBITDA	$41,856	$30,650	$109,230	$110,197
Add/(deduct):
Cash interest expense, net	(7,275)	(6,330)	(24,430)	(23,170)
Cash taxes	(152)	(789)	(2,966)	(1,719)
Maintenance capital expenditures	(3,893)	(2,314)	(12,428)	(9,379)
Elimination of expense relating to incentive compensation and directors fees expected to be paid in common units	586	1,411	2,289	3,075
Other	126	1	1,023	48
Distributable cash flow	$31,248	$22,629	$72,718	$79,052

(1)
Beginning in the fourth quarter of 2017, we have excluded the impact of acquisition related expenses from our calculation of adjusted EBITDA. We incur expenses in connection with acquisitions and given the nature, variability of amounts, and the fact that these expenses would not have otherwise been incurred as part of our continuing operations, adjusted EBITDA excludes the impact of acquisition related expenses.  Adjusted EBITDA for periods prior to 2017 have been revised to conform to the 2017 presentation.